Exhibit 10.28

                     MUTUAL RELEASE AND SETTLEMENT AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

      This Mutual Release and Settlement Agreement is executed on the date below, by and between ALLEN JACOBI; JOSH DANOFF; JEFF SHANE; DELSY GUTIERREZ; PYRAMID RECORDS CORP., an inactive Florida Corporation; and PYRAMID MEDIA GROUP, an inactive Florida Corporation (hereinafter collectively sometimes referred to as the "PYRAMID PARTIES") and AGU ENTERTAINMENT CORP., PYRAMID RECORDS INTERNATIONAL, THE TUBE MUSIC NETWORK, and any and all affiliated companies and subsidiaries, officers and directors, agents, (hereinafter collectively sometimes referred to as "AGU").

      Disputes and differences have arisen between the parties with respect to employment and other business relationships between the parties.

      The parties have agreed to amicably resolve, settle and compromise all disputes and differences they have or may have arising out of facts or occurrences existing as of this date, known or unknown, which are referenced below and the parties do hereby mutually release each other, including all allied, associated and affiliated companies and subsidiaries, and these releases extend to all of the employees, agents, representatives, directors, offices and attorneys of each party.

That said, and in furtherance of same,

   1. AGU agrees to pay $11,000.00 in settlement of an outstanding legal bill owed by Pyramid Records Corp., Attn: Allen Jacobi, Esq. to Richard Wolfe, Esq. and Wolfe & Goldstein, P.A. to "Wolfe & Goldstein, P.A." on or before (15) fifteen days from the date that this agreement is executed by all parties, AGU will pay $5,500.00, and thereafter AGU will make monthly $2,000.00 payments towards the
         remaining   settlement  amount.   Each  of  the  PYRAMID  PARTIES  do
         personally guarantee that this will fully satisfy any and all outstanding debts, legal bills or other now pending obligations owed to Richard Wolfe, Esq. and Wolfe & Goldstein, P.A.
   2. The PYRAMID PARTIES shall immediately and forever facilitate and transfer all rights, interest and usage of the telephone number 305-899-6100 to AGU and will forthwith sign any and all transfer forms necessary with Bellsouth.
   3. The closing date, time, and location for execution of this Mutual Release and Settlement Agreement, shall be Wednesday, 4:00 PM at 3200
         W. Oakland Park Blvd., Lauderdale Lakes, FL 33311.
   4.    At the  time of  execution  of this  Mutual  Release  and  Settlement
         Agreement,   the  PYRAMID   PARTIES  shall  deliver  to  David  Levy,
         President of AGU at 3200 W. Oakland Park Blvd., Lauderdale Lakes, FL 33311 all hard copy files in regards to all business that each and every PYRAMID PARTY was a part of, which in any way relates to AGU and any of its associated and affiliated companies and subsidiaries, employees, agents, representatives, directors, and officers within their possession or control during their respective employment with
         AGU.   This   includes,   but  is  not   limited   to,  any  and  all


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         correspondence,  writings, emails, documents,  pictures,  recordings, drawings, and contracts of any kind.
   5. AGU will relinquish all rights and interest to the Internet domain known as www.PyramidRecords.com to the PYRAMID PARTIES.
   6. The PYRAMID PARTIES shall be allowed to keep the forty thousand dollars ($40,000.00) to be received by Allen Jacobi from the purchasing party. UNCUT ___ LTD regarding that certain License Agreement that Allen Jacobi entered into for the sale of the foreign rights to "Bridge to Havana." With that money, the PYRAMID PARTIES must pay any and all brokerage commissions promised or bargained for with, through and for that certain contract. Further, the PYRAMID PARTIES represent and warrant that they have as of the date of the signing of this Mutual Release and Settlement, satisfied and paid any and all brokerage commissions due and owing. Contemporaneously with the execution of this Mutual Release and Settlement Agreement, the PYRAMID PARTIES agree that they will furnish a fully executed copy of the License Agreement, and thereafter will notify the licensee in writing (and copy AGU) that they are no longer authorized to communicate on behalf of Pyramid Music Corp. or AGU, and that all future correspondences should be directed to David Levy, President of AGU at 3200 W. Oakland Park Blvd., Lauderdale Lakes, FL 33311. AGU shall be entitled to all royalties and future monies due under said License Agreement. After the execution of this Mutual Release and Settlement Agreement any other monies received the PYRAMID PARTIES pursuant to the above-mentioned License Agreement and any amendments or addendums thereto other than the above-mentioned forty thousand dollars ($40,000.00), shall be deemed the property of AGU and must be immediately tendered to AGU by the PYRAMID PARTIES.
   7. At the time of execution of this Mutual Release and Settlement Agreement, the PYRAMID PARTIES shall deliver to David Levy, President of AGU at 3200 W. Oakland Park Blvd., Lauderdale Lakes, FL 33311 all contractual rights of any kind, master recordings in any form, including, but not limited to, DVD, CD or tape related to Bridge to Havana, Lalah Hathaway, Chaka Khan, and DubFX.
   8. The current Distribution Agreement, which was assigned to AGU, shall remain in full force and effect as the current and existing property and right of AGU. None of the PYRAMID PARTIES shall ever disturb or seek to act in any capacity toward or in furtherance of any rights thereto, including, but not limited to, acting as "Key Man." Contemporaneously with the execution of this Mutual Release and Settlement Agreement, the PYRAMID PARTIES will notify the licensee in writing (and copy AGU) that they are no longer authorized to communicate on behalf of Pyramid Music Corp. or AGU, and that all future correspondences should be directed to David Levy, President of AGU at 3200 W. Oakland Park Blvd., Lauderdale Lakes, FL 33311.
   9. With regard to the existing Stephen Stills agreement, AGU shall transfer any rights and interest it may have in said agreement to ALLEN JACOBI, if within the next thirty (30) days from the date of execution of this Mutual Release and Settlement Agreement, should Mr. Jacobi execute and deliver to AGU a standard acceptable form of a Full General Release from Jerry [illegible] and [illegible] Production, LLC.
   10.   At the  time of  execution  of this  Mutual  Release  and  Settlement
         Agreement,   the  PYRAMID   PARTIES  shall  deliver  to  David  Levy,
         President of AGU at 3200 W. Oakland Park Blvd.,  Lauderdale Lakes, FL


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         33311,  [text manually  deleted] and each of the leased four (4) DELL computers and their accessories, components, and all of their documented hard drives and contents therein. However, the PYRAMID
         PARTIES   may   remove   their  own  legal  and  other   confidential
         information, which had been stored on those computers.
   11. As a [illegible] inducement to enter into this Mutual Release and Settlement Agreement, the Parties agree that the settlement letters between the Parties, the Parties' verbal discussions, the terms of
         this  settlement   negotiation  and  all  documents   reflecting  the
         settlement,   except  any   documents   which  may  be  necessary  to
         effectuate  the  intent of any terms  mentioned  within  this  Mutual
         Release  and  Settlement   Agreement,   shall  be  confidential   and
         privileged,  and shall not be disclosed to any third party other than
         (1) any accountant; (2) the Internal Revenue Service or any other taxing authority; (3) the attorneys and employees of the Parties;
         (4) as  otherwise  required  by law,  including  but not  limited to, under regulations of the United States SEC, state [illegible] services regulators and other governmental agencies; (5) in response to a Court Order compelling production in response to a request for production or subpoena; or (6) as necessary to enforce this Mutual Release and Settlement Agreement.
   12. The Parties are not relying upon any prior, contemporaneous, or concurrent oral, tacit, or written representation, statement, letter
         agreement,   understanding,   side-deal,   inducement,  warranty,  or
         utterance  as  an  inducement  to  enter  into  Mutual   Release  and
         Settlement Agreement. This written Mutual Release and Settlement Agreement constitutes the entire understanding of the Parties with
         respect   to   the   disposition   of   conversations,   inducements,
         understandings,  warranties,  utterances or agreements made prior to,
         contemporaneous   with,   and/or   concurrently  with  execution  and
         delivery of this Mutual Release and Settlement Agreement are merged into this written document and are of no further force and effect.
   13. Except as provided herein, the Parties hereby warrant and represent to each other than they have not made any sale, assignment, transfer, conveyance or other disposition of any of their actual or potential claims, actions, crossclaims, counterclaims, defenses and causes of action against each other and that they are authorized to execute, deliver and perform under this Mutual Release and Settlement Agreement.
   14. No change, modification or waiver of any provision of this Mutual Release and Settlement Agreement or any exhibit hereto shall be valid or binding unless it is in writing and signed by all Parties to this Mutual Release and Settlement Agreement. Notwithstanding any applicable law, the terms of this paragraph and all other provisions of this Mutual Release and Settlement Agreement may not be waived by any prior, contemporaneous, concurrent or subsequent course of dealing, course of conduct, trade practice, or attempted modification.
   15. In any proceeding to enforce or concerning this Mutual Release and Settlement Agreement, in addition to any other relief that the prevailing Party may be entitled to, the prevailing Party shall be entitled to recover their attorneys' fees and costs incurred at the trial and appellate levels, including, but not limited to, any attorneys' fees and costs incurred in litigating the entitlement to and amount of such attorneys' fees and costs. This Settlement Agreement shall be construed in accordance with the laws of the State of Florida, and each Party expressly consents to the exclusive


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         jurisdiction  and venue to and  within  the State  Courts of  Broward
         County, Florida for any litigation to enforce the contents of this Mutual Release and Settlement Agreement.

      Each Party, ALLEN JACOBI; JOSH DANOFF; JEFF SHANE; DELSY GUTIERREZ; PYRAMID RECORDS CORP.; PYRAMID MEDIA GROUP, and AGU ENTERTAINMENT CORP., PYRAMID RECORDS INTERNATIONAL, THE TUBE MUSIC NETWORK, and any and all affiliated companies and subsidiaries, officers and directors, agrees, hereby [illegible] mutually releases, acquits, satisfies and forever discharges the other of and from any and all manner of action and actions, cause and causes of action, suits, debts, [illegible], sums of money, accounts, reckonings, bonds, bills, ledgers, specialties, securities, [illegible], negotiable instruments, covenants, contracts, controversies, agreements, promises, [illegible], [illegible], damages, judgments, executions, [illegible] and demands whatsoever in law or in equity, which each ever had, now has, or may have in the future, against the other, for, upon or by reason of any manner, cause or thing whatsoever from the beginning of time to the date hereof.

   16. By signing below, the Parties hereby represent and warrant that they possess lawful authority to execute this Mutual Release and Settlement Agreement and to execute all settlement instruments on behalf of the designated Parties to bind said Parties to the terms and conditions of this Mutual Release and Settlement Agreement, and to perform any act required by this Mutual Release and Settlement Agreement.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal on the date set forth below.

                                    ALLEN JACOBI, an individual




                                    By:   /s/ Allen Jacobi
                                          --------------------------------------



STATE OF FLORIDA            )
                            )
COUNTY OF Dade              )

      The foregoing instrument was sworn to and acknowledged before me this 8 day of December, 2004 by ALLEN JACOBI, who is either personally known to me or produced ________________ as identification.